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                                                                    EXHIBIT 23.1

                    [LETTERHEAD OF DELOITTE & TOUCHE LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-33565 and in Registration Statements
No. 33-45337, No. 33-56884 and No. 33-73196 of Viking Office Products, Inc. on Form S-8 of our reports dated August 14, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Viking Office Products, Inc. for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP


September 22, 1995